The Staffing Group Announces a Share Exchange Agreement with EmployUS, Ltd.

NEW ORLEANS, January 22, 2014 (GLOBE NEWSWIRE) – The Staffing Group, Ltd (the “Company”), (OTC BB: TSGL) today announced that, effective on January 13, 2014, it has entered into a share exchange agreement with EmployUS, Ltd., with whom it had previously executed a letter of intent.

Pursuant to the share exchange agreement, EmployUS will exchange all of its shares of common stock for shares of the Company’s common stock, which will constitute approximately sixty (60%) percent of the Company’s issued and outstanding common stock at Closing. Upon closing of the transaction, EmployUS will become a wholly owned subsidiary of the Company. Based upon the transaction, the Company will cease its current business operations and will engage in the EmployUS business as described below.

The proposed transaction is expected to close upon the successful completion of updated financials by EmployUS. The Company does not foresee any issues with obtaining the financial audit in a timely manner. However, as with all financial transactions there is no guarantee that the Company will be successful in this endeavor

"This is a major milestone as The Staffing Group begins its foundation, which is commencing with the acquisition of EmployUS, Ltd.,” said Brian McLoone, CEO of The Staffing Group, Ltd. “We look forward to integrating EmployUS, Ltd.’s approximately $20M-plus of profitable revenue into The Staffing Group.”

The Company recently completed an additional round of bridge financing in order to effectuate the completion of the merger. In the meantime, the Company has postponed its intention to acquire The Safety Group, Ltd. at this time as it has chosen to focus on EmployUS, Ltd. and its current activities. The Company plans on raising additional monies to address certain financial obligations and pursue future acquisitions, but is enthusiastic to have an established and productive nucleus to its roll-up strategy.

About The Staffing Group, Ltd.

The Staffing Group, Ltd. is a publicly held Nevada corporation. On January 13, 2014, the Company entered a definitive share exchange agreement with EmployUS Ltd. (“EmployUS”), a privately held company.

EmployUS, Ltd.

EmployUS is a full service turnkey staffing company initially established to respond to the relief and recovery of the major oil spill in the Gulf of Mexico. EmployUS has since expanded to work on most major construction, chemical, and maritime projects in the Southeast United States.

EmployUS’ services include:

☐	Payroll related taxes
☐	Workers’ compensation coverage
☐	General liability insurance
☐	Professional risk management team
☐	24/7 availability of office staff
☐	Safety equipment & training programs
☐	Drug & alcohol screenings
☐	Background checks/MVR reports
☐	Temporary to permanent workers.

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Contact:

Jules Abraham

Principal

JQA Partners, LLC

(917) 885-7378

jabraham@jqapartners.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.